    As filed with the Securities and Exchange Commission on March 19, 1999

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          --------------------------

                              INFOCURE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                          58-2271614
(State or other jurisdiction of                        (I.R.S. EMPLOYER
incorporation or organization)                      IDENTIFICATION NUMBER)


                          1765 The Exchange, Suite 450
                            Atlanta, Georgia  30339
                                 (770) 221-9990
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                          --------------------------

                  InfoCure Corporation 1996 Stock Option Plan
               InfoCure Corporation Employee Stock Purchase Plan
                Length-of-Service Nonqualified Stock Option Plan
                InfoCure Corporation Directors Stock Option Plan
                        InfoCure Corporation 401(k) Plan
                    and Individual Stock Option Agreements
                           (Full title of the Plans)



    Lance B. Cornell                                        Copy to:
 Chief Financial Officer                             Oby T. Brewer III, Esq.
   InfoCure Corporation                              Lauren Z. Burnham, Esq.
1765 The Exchange, Suite 450                    Morris, Manning & Martin, L.L.P.
  Atlanta, Georgia  30339                        1600 Atlanta Financial Center
     (770) 221-9990                                 3343 Peachtree Road, N.E.
                                                     Atlanta, Georgia 30326
                                                         (404) 233-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                 PROPOSED           PROPOSED MAXIMUM
                                          AMOUNT TO BE        MAXIMUM OFFERING      AGGREGATE OFFERING
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)     PRICE PER SHARE (2)        PRICE (3)         AMOUNT OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share   825,841 shares          $21.4375            $10,755,622.00              $2,991.00
====================================================================================================================================

--------------------
(1) Represents (i) 325,000 additional shares reserved for issuance by Registrant under the InfoCure Corporation 1996 Stock Option Plan (the "1996 Plan"); (ii) 100,000 shares reserved for issuance by Registrant under the InfoCure Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"); (iii) 150,000 shares reserved for issuance by Registrant under the Length-of-Service Nonqualified Stock Option Plan (the "Length-of-Service Plan"); (iv) 100,000 shares reserved for issuance by Registrant in connection with the InfoCure Corporation Directors Stock Option Plan (the "Directors Plan"); (v) 75,000 shares reserved for issuance by Registrant in connection with the Registrant's 401(k) benefit plan (the "401(k) Plan") and (vi) an aggregate of 75,841 shares reserved for issuance by Registrant in connection with individual stock option agreements (the "Individual Agreements"). (The 1996 Plan, the Stock Purchase Plan, the Length-of-Service Plan, the Directors Plan and the 401(k) Plan are collectively referred to herein as the "Plans"). An indeterminate amount of Plan interests are also covered by this Registration Statement.
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on March 15, 1999.
(3) The proposed maximum aggregate offering price of the Common Stock offered hereunder is based on (i) 500,000 shares subject to options granted under the Plans at a weighted average exercise price of $9.41 per share; (ii) 75,841 shares subject to the Individual Agreements at a weighted average price of $9.15 per share; and (iii) 175,000 shares not subject to outstanding options but reserved for issuance at an assumed exercise price of $21.4375 per share.

                             EXPLANATORY STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-48829) originally filed with the Securities and Exchange Commission on March 27, 1998 (the "Prior Registration Statement") are incorporated herein by reference, except for Items 3, 5 and 8 of Part II of the Prior Registration Statement. This Registration Statement covers 325,000 shares which, together with the 800,000 shares available under the Prior Registration Statement constitute the 1,125,000 shares issuable under the InfoCure Corporation 1996 Stock Option Plan.


                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees and/or directors of InfoCure Corporation (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Company's fiscal year ended December 31, 1998.

     (b) All of the Company's Current Reports on Form 8-K filed with the Commission after December 31, 1998.

     (c) The Company's Registration Statement on Form SB-2 (with respect to the description of the Common Stock contained therein) effective July 10, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plans and the Individual Agreements have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

     Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Employees of Morris, Manning & Martin, L.L.P. hold an aggregate of 57,760 shares of InfoCure Common Stock.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


      Exhibit No.                              Description
      -----------                              -----------
          4.1 Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 5, 1999.

          4.2 Certificate of Incorporation of InfoCure Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration Number 333-18923).

          4.3 Amended and Restated Bylaws of InfoCure Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-3, Registration Number 333-71109).

          4.4 Certificate and Statement of Issuance, Designations, Preferences and Rights of Convertible Redeemable Preferred Stock, Series A (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Registration Number 333-48829).

          5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

         23.1               Consent of BDO Seidman, LLP

         23.2               Consent of Morris, Manning & Martin, L.L.P.
                            (included in Exhibit 5.1)

         24.1               Power of Attorney (included on signature page)

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of March, 1999.

                                     INFOCURE CORPORATION


                                     By:  /s/ Lance B. Cornell
                                          --------------------
                                          Lance B. Cornell
                                          Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick L. Fine and Lance B. Cornell, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                         Title                              Date

/s/ Frederick L. Fine     President, Chief Executive Officer and        March 18, 1999
----------------------    Director (Principal Executive Officer)
    Frederick L. Fine

/s/ James K. Price        Executive Vice President, Secretary and       March 18, 1999
----------------------    Director
    James K. Price

/s/ Richard E. Perlman    Chairman, Treasurer and Director              March 18, 1999
----------------------
    Richard E. Perlman

/s/ Lance B. Cornell      Senior Vice President - Finance and Chief     March 18, 1999
----------------------    Financial Officer (Principal Financial
    Lance B. Cornell      Officer)

/s/ Michael E. Warren     Vice President and Director                   March 18, 1999
----------------------
    Michael E. Warren

/s/ Gary W. Plumer        Vice President - Finance, Assistant           March 18, 1999
----------------------    Secretary and Assistant Treasurer
    Gary W. Plumer        (Principal Accounting Officer)

/s/ James D. Elliot       Director                                      March 18, 1999
-----------------------
    James D. Elliot

/s/ Raymond H. Welsh      Director                                      March 18, 1999
------------------------
   Raymond H. Welsh